Exhibit 99.1

Lucira Health Announces First Quarter 2022 Results and Business Update

EMERYVILLE, Calif. – May 12, 2022 – Lucira Health, Inc. (Nasdaq: LHDX) (“Lucira Health,” “Lucira” or the “Company”), a medical technology company focused on the development and commercialization of transformative and innovative infectious disease tests, today reported financial results and provided business updates for the first quarter ended March 31, 2022.

Recent Highlights

•	Achieved net revenue of $90.5 million for the first quarter of 2022, equivalent to 97% of fiscal year 2021 net revenue

•	Recorded first-time net income of $13.1 million

•	Entered into a debt facility agreement up to $80 million with Silicon Valley Bank and Hercules Capital; drew down first tranche of $30 million

•

Submitted a request for Emergency Use Authorization (EUA) application to the U.S. Food and Drug Administration for our combination COVID-19 & Flu molecular test. We are seeking to have FDA authorization by Q4 2022

•	Received CE Marks for professional use for both our COVID-19 & Flu and COVID-19 molecular tests, clearing both tests for sale and distribution throughout the European Union

“Lucira’s first quarter performance was very strong,” said Erik Engelson, President and Chief Executive Officer of Lucira Health. “Our healthy financial results reflect our ability to leverage our infrastructure and scale quickly, which we believe is impressive given our five-quarter commercial history. Our strong financial performance for the quarter was driven by demand for our accurate, untethered molecular test that provides results similar to that of PCR lab tests. Ultimately, while our long-term success is not COVID-19 dependent, we believe the first quarter results demonstrate our ability to achieve strong financial performance at modest testing volumes.”

First Quarter 2022 Financial Results

Net Revenue was $90.5 million for the first quarter of 2022, an increase of $86.0 million or 19 times that of the first quarter of 2021. Growth was driven by COVID-19 test sales.

GAAP Gross Profit for the first quarter of 2022 was $39.9 million compared to a GAAP gross loss of $0.9 million for the first quarter of 2021. GAAP gross margin for the first quarter of 2022 was 44% compared to a negative gross margin of 19% for the first quarter of 2021. Non-GAAP gross profit and non-GAAP gross margin for the first quarter of 2022 were $41.1 million and 45%, respectively. Non-GAAP gross loss and non-GAAP negative gross margin for the first quarter of 2021 were $1.7 million and 38%, respectively. Increases in both gross profit and gross margin were primarily due to increased sales and operational efficiencies gained through increased manufacturing output and scale.

GAAP Operating Expenses were $26.1 million in the first quarter of 2022, compared to $12.4 million in the same period in 2021. Non-GAAP operating expenses were $23.9 million in the first quarter of 2022, compared to $12.1 million in the same period of 2021. The increase is primarily related to increased headcount and third-party services to facilitate commercial activities, validation of manufacturing activities, new product development, clinical studies, and public company compliance.

GAAP Net Income was $13.1 million in the first quarter of 2022, compared to GAAP net loss of $13.3 million in the same period in 2021. Non-GAAP net income was $16.7 million for the first quarter of 2022, compared to a non-GAAP net loss of $13.6 million for the same period in 2021.

Cash Balance as of March 31, 2022 was $120.6 million.

Full Year 2022 Financial Guidance

Lucira is withdrawing its previously announced 2022 annual revenue guidance of $450.0 million, due to the unpredictable nature of future COVID-19 infection rates.

“Visibility into the severity and prevalence of COVID-19 for the remainder of the year is limited,” commented Mr. Engelson. “Our results may be subject to many factors, including cycling COVID-19 peaks, new variants that challenge vaccine efficacy, anticipated seasonality of COVID-19, varying prevalence associated with booster cycles and timing of global regulatory approvals and testing demand. Given this uncertainty, we are withdrawing our previously announced full year revenue guidance.”

Conference Call and Webcast Details

The Company will host a live conference call and webcast to discuss these results and provide a corporate update on Thursday, May 12, 2022, at 4:30 PM ET.

To participate in the call, please dial (833) 562-0151 (US/Canada) or (661) 567-1232 (International) and provide conference ID 1052178. A live and archived webcast of the event can be accessed through the following link ir.lucirahealth.com.

About Lucira Health

Lucira is a medical technology company focused on the development and commercialization of transformative and innovative infectious disease test kits. Lucira’s testing platform produces lab quality molecular testing in a single-use, consumer-friendly, palm-size test kit powered by two AA batteries. Lucira designed its test kits to provide accurate, reliable, and on-the-spot molecular test results anywhere and at any time. The Lucira™ Check-It COVID-19 Test Kit (OTC) and Lucira™ COVID-19 All-In-One Test Kit (Rx) are designed to provide a clinically relevant COVID-19 result within 30 minutes from sample collection. For more information, visit www.lucirahealth.com.

Non-GAAP Financial Measures

In this press release, in order to supplement the Company’s condensed financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), management has disclosed certain non-GAAP financial measures for the Company’s statements of operations. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance because Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for financial and operational decision-making. Non-GAAP financial measures include gross profit (loss), gross (negative) margin, operating expenses, and net income (loss). Non-GAAP adjustments include stock-based compensation, depreciation and amortization, non-cash interest and other expense, preapproval inventories, a long-lived asset impairment charge and certain charges related to obsolete inventory. From time to time in the future, there may be other items that the Company may include or exclude if the Company believes that doing so is consistent with the goal of providing useful information to investors and management. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure.

Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. The Company has provided at the end of this press release, following the accompanying financial data, reconciliations of its non-GAAP measures to their most directly comparable GAAP measures.Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate the Company’s business. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures in this earnings release exclude the following:

Stock-based compensation expense. The Company has excluded the effect of stock-based compensation expenses in calculating the Company’s non-GAAP gross profit (loss), gross (negative) margin, operating expenses and net income (loss) measures. Although stock-based compensation is a key incentive offered to employees, consultants and board members the Company continues to evaluate its business performance excluding stock-based compensation expenses. The Company records stock-based compensation expense related to grants of time-based options, Employee Stock Purchase Plan, and restricted stock units. Depending upon the size, timing and terms of the grantsthis expense may vary significantly but will recur in future periods. The Company believes that excluding stock-based compensation expense better allows for comparisons from period to period.

Depreciation and amortization. The Company has excluded the effect of depreciation and amortization expense in calculating its non-GAAP gross profit (loss), gross (negative) margin, operating expenses and net income (loss) measures. Depreciation and amortization are non-cash charges to current operations.

Non-cash interest and other expense. The Company has excluded the effect of non-cash interest and remeasurement of derivative liabilities and convertible notes in calculating its non-GAAP net income (loss) measure.

Preapproval inventories. The Company has included the effect of preapproval inventories. Preapproval inventories were previously recorded as research and development expense during the third quarter of 2020 and subsequently sold at zero cost of product and internally consumed in research and development and sales and marketing from the fourth quarter of 2020 through the third quarter of 2021.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “can,” “believe,” “will,” “may,” “anticipates,” “expects,” “goal,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements, including but not limited to, statements regarding our future financial performance and market positioning, are based upon Lucira’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including our ability to increase production, streamline operations and increase product availability; the success of our test platform with COVID-19 including its variants, the extent and duration of the COVID-19 pandemic and our expectations regarding customer and user demand for our COVID-19 test kit; our ability to obtain and maintain regulatory approval for our test kits, including our existing Emergency Use Authorization for our COVID-19 test kit and LUCI Pass; the performance of, and our reliance on, third parties in connection with the commercialization of our test kits, including Jabil Inc. Switch Health and our single-source suppliers; our ability to successfully continue to expand internationally; any impact on our ability to market our products; demand for our products due to deferral of procedures using our products or disruption in our supply chain; our ability to achieve or sustain profitability; our ability to gain market acceptance for our products and to accurately forecast and meet customer demand; our ability to compete successfully; our ability to enhance and expand our product offerings, broaden commercial activities and take advantage of growth opportunities; our ability to accurately predict continued expansion; our ability to accurately forecast revenue; our ability to bolster capital reserves and reinforce our financial health; development and manufacturing problems; capacity constraints or delays in production of our products; maintenance of coverage and adequate reimbursement for procedures using our products; and product defects or failures. These and other risks and uncertainties are described more fully in the “Risk Factors” section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and Lucira assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Investor Relations

Greg Chodaczek

investorrelations@lucirahealth.com

347-620-7010

LUCIRA HEALTH, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	March 31, 2022	December 31, 2021 (1)
Assets
Current assets:
Cash	$120,551	$105,982
Accounts receivable, net	38,860	27,245
Inventory	72,905	50,776
Other receivable	12,783	8,188
Prepaid expenses	10,396	10,274
Other current assets	4,597	3,817

Total current assets	260,092	206,282
Property and equipment, net	39,952	30,974
Operating lease right-of-use assets	2,059	2,714
Restricted cash equivalents	1,200	—
Other assets	1,059	384

Total assets	$304,362	$240,354

Liabilities, and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,137	$19,371
Accrued liabilities	45,409	29,162
Operating lease liabilities, current	1,450	1,609
Customer deposits	—	189

Total current liabilities	69,996	50,331
Notes payable	29,022	—
Operating lease liabilities, net of current portion	712	1,220

Total liabilities	99,730	51,551

Stockholders’ equity :
Preferred stock $0.001 par value; 10,000,000 shares authorized as of March 31, 2022 and December 31, 2021; 0 shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized as of March 31, 2022 and December 31, 2021; 39,850,088 and 39,663,645 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	40	40
Additional paid-in capital	320,055	317,304
Accumulated deficit	(115,463)	(128,541)

Total stockholders’ equity	204,632	188,803

Total liabilities and stockholders’ equity	$304,362	$240,354

(1)	The balance sheet as of December 31, 2021 is derived from the audited Financial Statements as of that date

LUCIRA HEALTH, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Net sales	$90,474	$4,516
Cost of products sold	50,558	5,368

Gross profit (loss)	39,916	(852)

Operating expenses:
Research and development	12,195	6,283
Selling, general and administrative	13,909	6,099

Total operating expenses	26,104	12,382

Income (loss) from operations	13,812	(13,234)

Other income (expense), net:
Interest income and other (expense), net	62	(79)
Interest expense	(537)	(3)

Total other income (expense), net	(475)	(82)

Income (loss) before provision for income taxes	13,337	(13,316)
Provision for income taxes	259	—

Net income (loss)	$13,078	$(13,316)

Net income (loss) per share of common stock
Basic	$0.33	$(0.58)
Diluted	$0.31	$(0.58)
Weighted-average number of shares used in net loss per share of common stock
Basic	39,739,610	22,892,932
Diluted	41,832,643	22,892,932

LUCIRA HEALTH, INC.

The following tables represent the reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures:

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2022	2021
Reconciliation of GAAP to non-GAAP Gross Profit (Loss):
GAAP Gross profit (loss)	$39,916	$(852)
Stock-based compensation	432	61
Depreciation and amortization	792	66
Preapproval inventories	—	(1,000)

Non-GAAP Gross profit (loss)	$41,140	$(1,725)

	Three Months Ended March 31,
	2022	2021
Reconciliation of GAAP to non-GAAP Gross Margin:
GAAP Gross (negative) margin	44%	-19%
Stock-based compensation	0%	1%
Depreciation and amortization	1%	2%
Preapproval inventories	0%	-22%

Non-GAAP Gross (negative) margin	45%	-38%

	Three Months Ended March 31,
	2022	2021
Reconciliation of GAAP to non-GAAP Operating Expenses:
GAAP Operating Expenses	$26,104	$12,382
Stock-based compensation	(1,433)	(466)
Depreciation and amortization	(807)	(140)
Preapproval inventories	—	300

Non-GAAP Operating Expenses	$23,864	$12,076

	Three Months Ended March 31,
	2022	2021
Reconciliation of GAAP to non-GAAP Net Income (Loss):
GAAP Net Income (Loss)	$13,078	$(13,316)
Stock-based compensation	1,865	527
Depreciation and amortization	1,599	205
Preapproval inventories	—	(1,300)
Non-cash interest and other expense	126	284

Non-GAAP Net Income (Loss)	$16,668	$(13,599)